Exhibit 32.2

Section 1350
CERTIFICATION

The undersigned officer hereby certifies that, to the best of his knowledge, (1) the Annual Report on Form 10-K of COMFORCE Corporation for the year ended December 30, 2007 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.

Signed March 20, 2008.

/s/ Harry V. Maccarrone
Harry V. Maccarrone,
Executive Vice President and Chief Financial Officer